Exhibit 21.1
SUBSIDIARIES OF SYNOVUS FINANCIAL CORP.
As of December 31, 2015

Ownership Percentage	Name				Place of Incorporation
100%	Synovus Bank				Georgia
	100%	Synovus Trust Company, National Association			National
	100%	Synovus Mortgage Corp.			Alabama
		100%		Synovus Title, LLC	Alabama
			100%	Synovus Title II, LLC	Georgia
	50%	Sterling Place, L.L.C.			Alabama
	100%	W.L. Properties, Inc.			Florida
	100%	U.O.S. Properties, Inc.			Florida
	40%	Orchid, LLC			Alabama
	100%	The Summerton Inn, Inc.			South Carolina
	100%	DAL LLC			Alabama
	100%	KDC LLC			Alabama
	100%	BOP Properties, Inc.			Florida
	100%	BNG Beltline, LLC			Georgia
	100%	Fernandina Holdings, LLC			Georgia
	100%	Synovus RP Holdings,LLC			Georgia
	100%	Synovus Lofts of Greenville, LLC			Georgia
	49.99%	Azalea Park Partners, LLP			Virginia
	100%	CB&T Special Limited Partner, L.L.C.			Georgia
	20%	West End Redevelopment Partnership, L.P.			Georgia
	100%	Synovus Burger-Phillips, LLC			Alabama
	30%	Tuscaloosa Riverfront Development, LLC			Alabama
	100%	FCB Heritage 1901 Redevelopment LLC			Alabama
		99%		Heritage 1901 Redevelopment, LLC	Alabama
	99.99%	CB&T Housing Fund Investor, L.L.C.			Georgia
		99.99%		Tall Pines Apartments, Ltd., (L.P.)	Georgia
		99%		Boston Capital Columbus Tax Credit Fund, A Limited Partnership	Massachusetts
			99.99%	New Northgate Village Development Company, L.P.	Georgia
	99.99%	CB&T State Tax Credit Fund, L.L.C.			Georgia
		0.01%		Ashton Avalon, LP	Georgia
		0.01%		Baker Village Apartments I, LP	Georgia
	100%	Synovus Equity Investments, Inc.			Georgia
		100%		Synovus Special Limited Partner LLC	Georgia
	100%	Synovus Callier Forest, LLC			Georgia
		99.99%		Callier Forest, L.P.	Georgia
	100%	Synovus Union Hill, L.L.C.			Georgia
		99.99%		Union Hill Apartments, L.P.	Georgia
	100%	Synovus Pointe Apartments, L.L.C.			Georgia
		99.99%		The Point Apartments, LTD	Georgia
	100%	Synovus South Mall Apartments, L.L.C.			Georgia
		99.99%		Summit South Mall Apartments, Ltd.	Alabama
	100%	Synovus Aspenwood Square, LLC			Georgia
		99.99%		Aspenwood Square Apartments, LP	Tennessee
	5.07%	ST GA Fund I, LLC			Georgia

	5.6%	ST GA Fund III, LLC	Georgia
100%	Synovus Securities, Inc.		Georgia
100%	Broadway Asset Management, Inc.		Georgia
100%	Banking Corporation of Florida Capital Trust		Delaware
100%	Synovus Georgia State Tax Credit Fund, LLC		Georgia
	77%	JT Tax Credits, LLC	Georgia
49.92%	TTP Fund II, L.P.		Georgia
27%	GAA Real Estate Partners, L.P.		Georgia
20%	Cordova Intellimedia Ventures, L.P.		Georgia